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EXHIBIT 2

JOINT FILING AGREEMENT

         In accordance with Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Units of the Trust, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement this 23rd day of June, 2003.



                                            MOSH HOLDING, L.P.


                                            By:  MOSH HOLDING I, L.L.C.,
                                                 its General Partner

                                            By:  /s/ Timothy M. Roberson
                                                 ------------------------------
                                                 Timothy M. Roberson, Manager


                                            MOSH HOLDING I, L.L.C.

                                            By:  /s/ Timothy M. Roberson
                                                 ------------------------------
                                                 Timothy M. Roberson, Manager


                                            /s/ Timothy M. Roberson
                                            ------------------------------
                                            Timothy M. Roberson


                                            /s/ Joseph F. Langston, Jr.
                                            ------------------------------
                                            Joseph F. Langston, Jr.


                                            /s/ Charles A. Sharman
                                            ------------------------------
                                            Charles A. Sharman